UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EntreMed, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☑	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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ENTREMED, INC.

Notice of Annual Meeting of Stockholders

Date:	Thursday, June 3, 2010

Time:	10:00 a.m., local time

Place:	Gaithersburg Marriott Washingtonian Center Salon FG 9751 Washingtonian Boulevard Gaithersburg, MD 20878

Purposes:	1.
To elect one director to the Board of Directors of EntreMed, Inc. to a term of three years expiring at the later of the annual meeting of stockholders in 2013, or upon a successor being elected and qualified;

2.
To consider and vote upon an amendment to our Amended and Restated Certificate of Incorporation and to provide the Board of Directors with authority, at its discretion, at any time prior to the 2011 Annual Meeting of Stockholders, to effect a reverse split of our Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be set within such range by our Board of Directors without further approval by our stockholders (the “Reverse Split”).  The Board of Directors will retain discretion to elect to implement the Reverse Split if necessary to maintain a public listing of the Company’s Common Stock, or to elect not to implement the Reverse Slit;

	3.	To approve an amendment to the Company’s 2001 Long-Term Incentive Plan increasing the number of shares of Common Stock reserved for issuance by 500,000, from 10,250,000 to 10,750,000;

	4.	To ratify the appointment of Reznick Group, P.C. as the independent auditors of the Company for the fiscal year ending December 31, 2010; and

	5.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Who Can Vote:	Stockholders at the close of business on April 12, 2010.

The Board of Directors has fixed April 12, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.  Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

Details regarding the matters to be acted upon at the Annual Meeting appear in the accompanying Proxy Statement.  Please give this material your careful attention.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Michael M. Tarnow
Executive Chairman

 April [ _ ], 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2010

This Proxy Statement relating to the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the year ended December 31, 2009 are available for viewing, printing and downloading at www.entremed.com.

ENTREMED, INC.

9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 3, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders.  The Annual Meeting will be held at Gaithersburg Marriott Washingtonian Center, Salon FG, 9751 Washingtonian Boulevard, Gaithersburg, MD 20878 on Thursday, June 3, 2010, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the Company’s executive offices. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless written notice is given or the stockholder votes by ballot at the Annual Meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specified directions and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy returned on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominee set forth under the caption “Election of Director,” the approval of the Reverse Split (if elected by the Board of Directors), the approval of the amendment to the 2001 Long-Term Incentive Plan, and the ratification of the appointment of Reznick Group, P.C. as the independent auditors of the Company.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is  April [ _ ], 2010.  Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by posting our proxy materials on the Internet.  This proxy statement and our 2009 Annual Report to Stockholders on Form 10-K are available at www.entremed.com.

Your vote is important.

Whether or not you plan to attend the Annual Meeting, please sign and return the accompanying proxy card so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Common Questions Regarding Proxies

Q:	Why am I receiving this Proxy Statement and proxy card?

A:
You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company as of the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Michael M. Tarnow, the Executive Chairman of the Board of Directors, and Cynthia W. Hu, the Company’s Chief Operating Officer & General Counsel, were named by the Board of Directors as proxy holders. Mr. Tarnow and Ms. Hu will vote all proxies, or record an abstention or withheld vote, in accordance with the directions on the proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting just in case you are unable to attend. You can always decide to vote in person. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.

Q:	What is the record date?

A:
The record date is April 12, 2010.  Only holders of record of Common Stock and the Series A Convertible Preferred Stock (which votes on an as-converted basis with the Common Stock) as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q:	How many shares are outstanding?

A:	As of the record date, the Company had 95,700,986 shares of Common Stock outstanding.

In addition, as discussed in greater detail in the Proxy Statement, Celgene Corporation owns 3,350,000 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”). Celgene has the right to vote its Convertible Preferred Stock with the Common Stock on an “as converted” basis, currently equal to 16,750,000 shares of Common Stock. Celgene Corporation also holds an aggregate of 10,364,864 shares of Common Stock acquired through the exercise of warrants and pursuant to previous financing transactions with the Company.  This means that at the Annual Meeting, Celgene will be allowed to vote as if it owned 27,114,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 25% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome of the vote on each proposal.

Q:	What am I voting on?

A:
You are being asked to vote on the election of a director to the term described in the Proxy Statement, the approval of the Reverse Split (if elected by the Board of Directors), the amendment to the Company’s 2001 Long-Term Incentive Plan, and the ratification of Reznick Group, P.C. as the independent auditors of the Company, and to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in the proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.  “FOR” the nominee to the Board of Directors;

2.  “FOR” to authorize the Reverse Split (if implemented by the Board of Directors);

3.  “FOR” the amendment to the Company’s 2001 Long-Term Incentive Plan; and

4.  “FOR” ratification of Reznick Group, P.C. as our independent auditor.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.

Q:	How do I vote?

A:
You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many votes do you need to hold the meeting?

A:
A majority of the Company’s outstanding shares of Common Stock (on an as-converted basis) as of the record date must be present at the meeting, in person or in proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What if I abstain from voting?

A:
Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of the director nominee. Accordingly, if a quorum is present, abstentions have no effect on the outcome of the vote for a director of the Company, but will count as a vote against the Reverse Split (if elected by the Board of Directors), the amendment to the Company’s 2001 Long-Term Incentive Plan and the ratification of the Company’s independent auditors.

Q:	What are broker non-votes? If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Reznick Group as our independent auditors (Proposal 4), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, such as the election of our director nominee (Proposal 1), the Reverse Split (Proposal 2), and the approval of the amendment our 2001 Long-Term Incentive Award Plan (Proposal 3).

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of the director nominee (Proposal 1).   In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker, or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your bank, broker, or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.  Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares may not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

Q:	How many votes must the nominee have to be elected?

A:
In order for a director to be elected, he must receive the affirmative vote of a plurality of the shares voted. In other words, the nominee to receive the greatest number of votes cast will be elected.

Q:	Can I change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If your shares are held in street name, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	How are votes counted?

A:	Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:	Where can I find the voting results of the Annual Meeting?

A:
Preliminary voting results will be announced at the annual meeting.  We will report final voting results in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

You can obtain a copy, at no charge, of such Current Report on Form 8-K or any of our SEC reports,:

•	by contacting EntreMed corporate offices via phone at (240) 864-2600 or by email at ginnyd@entremed.com; or

•	at www.sec.gov or by contacting the SEC’s public reference room at (202) 551-8090.

VOTING SECURITIES

Holders of record of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and of the Company’s Series A convertible preferred stock, $1.00 par value per share (the “Convertible Preferred Stock”, and together with Common Stock, the “Shares”) as of the close of business on April 12, 2010 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 95,700,986 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock convertible into 16,750,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. Each outstanding share of Convertible Preferred Stock is entitled to one vote for each share of Common Stock into which the Convertible Preferred Stock is convertible, which is currently five. A majority of the outstanding shares of Common Stock, assuming the conversion of the Convertible Preferred Stock, entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect the director nominee.  Broker non-votes will not affect the outcome of the election of the director nominee.

The affirmative vote of a majority of the Shares outstanding and entitled to vote on the matter is necessary to approve the Reverse Split (if implemented by the Board of Directors), and the affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting is necessary to approve the amendment to the Company’s 2001 Long-Term Incentive Plan, and to ratify the appointment of Reznick Group, P.C. as the independent auditors of the Company. An abstention from voting on any of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.

Celgene Corporation owns all of the 3,350,000 outstanding shares of our Convertible Preferred Stock. The terms of the Convertible Preferred Stock provide that the holders of the Convertible Preferred Stock have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted.   Celgene Corporation also holds an aggregate of 10,364,864 shares of Common Stock acquired through the exercise of warrants and pursuant to previous financing transactions with the Company.  This means that at the Annual Meeting, Celgene will be permitted to vote as if it owned 27,114,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents approximately 25% of the shares of our Common Stock entitled to vote at the meeting. Therefore, Celgene’s vote may affect the outcome on each proposal.

The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL HOLDERS

The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 31, 2010 for (i) each Director (including nominees), (ii) each named executive officer named in the Summary Compensation Table, (iii) all Directors (including nominees) and executive officers of the Company as a group, and (iv) each person or group known by us to beneficially own more than 5% of our outstanding stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding

Michael M. Tarnow	666,039	(2)	*
Dwight L. Bush	436,039	(2)	*
Jennie C. Hunter-Cevera, PhD	436,039	(2)	*
Donald S. Brooks	406,039	(2)	*
Peter S. Knight (4)	478,697	(2)	*
Mark C.M. Randall	431,039	(2)	*
Cynthia W. Hu, JD	260,833	(2)	*
Carolyn F. Sidor, MD	493,483	(2)	*
Kathy R. Wehmeir-Davis	95,250	(2)	*
Mark Bray, PhD	141,250	(2)	*

All executive officers and directors as a group (10 persons)(2)	3,844,708	(2)	3.91	%(2)

More than 5% Beneficial Owners:
Celgene Corporation	27,547,296	(3)	24.69	%(3)
86 Morris Avenue
Summit, NJ 07901

Seaside 88, LP (5)	6,605,755		6.97%
750 Ocean Royale Way
Juno Beach, FL 33408

(1)
Beneficial ownership is defined in accordance with the rules of the SEC and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of March 31, 2010 through the exercise of any stock option or other right. For purpose of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after March 31, 2010 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise noted, each individual has sole voting and investment power with respect to the shares shown in the table above  The address for each person set forth above, unless otherwise noted, is 9640 Medical Center Drive, Rockville, Maryland 20850.

(2)
Includes shares issuable upon exercise of options which are exercisable within 60 days in the following amounts: Michael M. Tarnow, 585,000; Dwight L. Bush, 360,000; Jennie C. Hunter-Cevera, 380,000; Donald S. Brooks, 350,000; Peter S. Knight, 410,000; Mark C.M. Randall, 375,000; Cynthia W. Hu, 250,000; Carolyn F. Sidor, 493,483; Kathy R. Wehmeir-Davis, 95,250; Mark Bray, 141,250; and all officers and directors as a group, 3,485,983.

(3)
Includes 3,350,000 shares of the Company’s Series A convertible preferred stock convertible into 16,750,000 shares of common stock, and 432,432 shares exercisable under a warrant which the reporting person has a right to acquire within 60 days.

(4)	Mr. Knight is not standing for re-election at the Annual Meeting.

(5)	Based upon the Schedule 13G filed with the SEC on February 11, 2010 reflecting the beneficial ownership of our common stock held by Seaside 88, L.P.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members and is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting and the annual meetings of stockholders to be held in 2011 and 2012, respectively. At the Annual Meeting, one director will be elected by the stockholders to serve a three-year term. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board recommends that Donald S. Brooks be elected as director of the Company, and it is intended that the accompanying proxy will be voted FOR the election Mr. Brooks as director, unless the proxy contains contrary instructions.  The Company has no reason to believe that the nominee will not be a candidate or will be unable to serve. However, in the event that the nominee should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person as shall be designated by management.

Peter S. Knight, whose term as director expires at the Annual Meeting, informed the Company on April 9, 2010 that he is not standing for re-election for personal reasons and in order to devote more time to his various business interests.  The size of the Board will be reduced from six members to five members, effective immediately prior to the Annual Meeting.

The nominee currently serves as a director of the Company and has consented to being named in this Proxy Statement and to serve if elected.

The following table sets forth the nominee to be elected at the Annual Meeting, our other current directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee or director and the year the nominee’s or director’s current term will expire:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term will Expire

Nominees for Election:
Donald S. Brooks — 1996	Director	2010

Continuing Directors:
Jennie C. Hunter-Cevera, PhD — 2001	Director	2011
Mark C. M. Randall — 1996	Director	2011
Michael. M. Tarnow — 2003	Executive Chairman	2012
Dwight L. Bush — 2004	Vice Chairman	2012

Vote Required

Election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting. This means the nominee will be elected if he receives more affirmative votes than votes withheld for such director.  Broker non-votes will not affect the outcome of the election.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTOR AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the director nominee to be elected at the Annual Meeting, the directors and executive officers of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting, as of March 31, 2010.

Name	Age	Position

Director Nominee for Election:
Donald S. Brooks(2)	74	Director

Continuing Directors:
Michael M. Tarnow(4)	65	Executive Chairman and Director
Dwight L. Bush(4)(5)	53	Vice Chairman and Director
Jennie C. Hunter-Cevera, PhD(3)(4)	62	Director
Mark C. M. Randall(1)(6)	47	Director

Executive Officers:
Cynthia W. Hu, JD	40	Chief Operating Officer & General Counsel
Carolyn F. Sidor, MD	62	Vice President and Chief Medical Officer
Kathy R. Wehmeir-Davis	55	Principal Accounting Officer
Mark R. Bray, PhD.	44	Vice President, Research

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Executive Committee
(5)	Chairman of Audit Committee
(6)	Chairman of Compensation Committee

Set forth below is a brief description of the principal occupation and business experience of each nominee and continuing director, as well as the summary of our views as to the qualifications of each nominee and continuing director to serve on the Board and each board committee of which he or she is a member.  Our views are informed not only by the current and prior employment and educational background of our directors, but also by the Board’s experience in working with their fellow directors.  Each director has served on the Board for at least two years, accordingly, the Board has had significant experience with the incumbent directors and has had the opportunity to assess the contributions that the directors have made to the board as well as their industry knowledge, judgment and leadership capabilities.

Nominee for Election

Donald S. Brooks.  Mr. Brooks has been a Director of the Company since April 1996 and was Vice President, Legal Affairs of the Company from 1998 until August 2001. Between 2001 and 2004, Mr. Brooks served as a consultant to the Company. Prior to that, Mr. Brooks was a practicing attorney and was previously employed by Merck & Co., Inc. for 27 years in various business and legal capacities. He currently serves as a member of the Board of Directors of BioDiem, Ltd., an Australian biotechnology company. In addition, he recently served as a director of Xenon Pharmaceuticals, Inc., a Canadian biotechnology firm, and currently acts as a consultant to that company.  The Company believes that Mr. Brooks’ substantial experience in the pharmaceutical industry, particularly in the area of business development strategy, licensing and collaborations, provides the Board with valuable insight, leadership experience and management experience, and give him the qualifications and skills to serve as a director   We also believe that his experience with various pharmaceutical and biotech companies provides the Compensation Committee with experience regarding motivating our executive team through our various compensation plans and policies.

Continuing Directors

Michael M. Tarnow.  Mr. Tarnow was appointed Chairman of our Board in February 2003 and was appointed Executive Chairman on February 2, 2009.  Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of several healthcare-related organizations in the U.S., Canada and Europe. He also serves on the Boards of the University of Illinois College of Law, Massachusetts College of Art Foundation and the Food Drug Law Institute. From 1995-2000, he was President and CEO of Boston-based Creative BioMolecules, Inc.  Prior to that, he spent 22 years at Merck & Co., Inc., where he served in a wide variety of positions including heading corporate development, President and CEO of Merck Frosst Canada and Executive Vice President of Merck-Medco. We believe that as a seasoned leader in the healthcare and biotechnology industry, Mr. Tarnow adds valuable insight and expertise to the Board of Directors.  Mr. Tarnow’s deep experience with the Company and his knowledge of the drug development process provide valuable insight to the Board of Directors.  His leadership skills, strategic analysis, industry knowledge and substantial experience in the biotech sector, including heading the corporate development division of a major pharmaceutical company, give him the qualifications and skills to serve as a Director and the Executive Chairman of the Company.

Dwight L. Bush.  Mr. Bush has been a Director of the Company since June 2004 and was appointed Vice Chairman in January 2010.  Mr. Bush is currently Managing Director of D.L. Bush & Associates, a Washington, DC-based financial advisory and business consulting firm. Mr. Bush was previously President & CEO of Urban Trust Bank, Urban Trust Holdings and President of UTB Education Finance, LLC from 2006 through 2008. From 2002-2006, Mr. Bush served in capacities as a principal at Stuart Mill Capital, an Arlington-based investment firm, and as a private investor, and prior to that served in various financial and management roles in financial institutions, including Chase Manhattan Bank and Sallie Mae. Mr. Bush currently serves on the Board of Trustees of Cornell University, The GAVI Alliance, and The National Symphony Orchestra.  Mr. Bush has over 30 years of banking, financial analysis and accounting experience.  Mr. Bush’s strong financial background, including his investment advisory work, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets. The Company believes Mr. Bush’s business acumen and financial expertise give him the qualifications and skills to serve as a Director and the Chair of the Audit Committee, and to serve on our Executive Committee.

Jennie C. Hunter-Cevera, PhD.  Dr. Hunter-Cevera has been a Director of the Company since June 2001. Dr. Hunter-Cevera is currently the Executive Vice President for Discovery and Analytical Sciences, Government Affairs & Corporate Development at RTI International in Durham, NC and currently chairs the NAS standing committee on translational medicine.  From 1999 to July 2009, Dr. Hunter-Cevera was the President of the University of Maryland Biotechnology Institute and from November 1994 to October 1999 was the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory.  She was co-founder of The Biotic Network and Blue Sky Laboratories in Sonora, CA. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is the 2004 recipient of the ASM Porter Award for achievement in biodiversity research and was elected as a AAAS fellow in 2007. The Company believes Dr. Hunter-Cevera’s long-standing experience with the Company, together with scientific and regulatory expertise developed over her career, provides valuable insight in helping the Board of Directors formulate corporate strategies impacting the Company’s scientific, research and development and clinical development.  Dr. Hunter-Cevera’s experience leading the University of Maryland Biotechnology Institute and co-founding a drug development company provide the Board with ethical, decisive and effective leadership on the Nominating and Corporate Governance Committee as well as our Executive Committee.

Mark C. M. Randall.  Mr. Randall has been a Director of the Company since April 1996. He has been CEO of Commander Asset Management Ltd. since May 2002. Prior to this appointment, he was associated with Sarasin International Securities Limited, a wholly owned subsidiary of Bank Sarasin and Cie, a private bank based in Switzerland, where he was a director and later a managing director. The Company believes Mr. Randall’s deep industry knowledge of the biotech sector, including in areas of raising capital and    strategic planning and oversight, in both corporate and entrepreneurial environments,provides the Board with significant insight across a broad range of issues critical to our business.  Mr. Randall’s management experience adds significant value to our Compensation Committee, including advising on executive compensation policies and enhancing shareholder value.

Executive Officers

Cynthia W. Hu, JD.  Ms. Hu joined EntreMed in June 2006 as Vice President, General Counsel & Secretary and was appointed Chief Operating Officer in December 2008.  Prior to joining EntreMed, from January 2000 to May 2006, Ms. Hu served as senior attorney for the corporate and finance practice group at Powell Goldstein LLP in Washington, DC, where she advised clients on all corporate matters, including complex public and private financings, mergers and acquisitions, SEC and regulatory compliance, and corporate governance and compliance. Before that, Ms. Hu served as counsel for ING Annuities (formerly Golden American Life Insurance Company) and an attorney with the law firms of Klehr, Harrison, Harvey & Branzburg, LLP and Littman & Krooks, LLP focusing on corporate transactions and compliance with corporate and securities laws.

Carolyn F. Sidor, MD.  Dr. Sidor joined EntreMed in 2001 as Vice President, Clinical & Regulatory Affairs and was appointed Chief Medical Officer in September 2004. Dr. Sidor is a board-certified hematologist/medical oncologist. Prior to joining EntreMed, Dr. Sidor held various leadership positions at Cato Research Ltd., a prominent Clinical Research Organization (CRO), including Vice President, Scientific and Medical Development; Medical Director; Senior Clinical Research Physician; and Project Director.

Kathy R. Wehmeir-Davis.  Ms. Wehmeir-Davis joined EntreMed in November 2003 as the company’s Controller and was appointed Principal Accounting Officer in December 2008.  She is responsible for managing the financial accounting operations of the Company and ensuring the Company’s compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002.  Prior to joining EntreMed, from 2000 to 2003, Ms. Wehmeir-Davis served as Senior Accountant for Avemco Insurance Company of Frederick, MD, a subsidiary of HCC Insurance Holdings, Inc.  Ms. Wehmeir-Davis’ career began in public accounting, serving 15 years with McLean, Koehler, Sparks & Hammond, CPAs, as Senior Accountant and Auditor.

Mark R. Bray, PhD. Dr. Bray joined EntreMed in January 2006 as Senior Director, Research and in November 2007, Dr. Bray was promoted to Vice President, Research.  Dr. Bray has spent his scientific career working towards the development of drugs for oncology and inflammatory diseases.  Dr. Bray joined EntreMed in 2006 following the acquisition of Miikana Therapeutics, Inc., a biopharmaceutical company co-founded by Dr. Bray and others, which was focused on the development of targeted therapeutics for the treatment of cancer.  Prior to the founding of Miikana in November 2002, Dr. Bray was Head of Quantitative Biology at the Amgen Research Institute in Toronto, Canada, and acted as Project Team Leader for multiple drug discovery efforts at Amgen, Thousand Oaks, CA.

All executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors, or the Board, currently consists of six members and is divided into three classes, as nearly equal in number as reasonably possible.    On April 9, 2010, Mr. Knight informed the Board that he is not standing for re-election at the Annual Meeting.  The size of the Board of Directors will be reduced from six members to five, effective immediately prior to the Annual Meeting.

At its meeting held on February 24, 2010, the Board affirmatively determined that each of the directors, with the exception of Mr. Tarnow, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board concluded that none of these members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Mr. Tarnow does not serve on any independent committees.

Board Meetings

The Board of Directors of the Company held eleven meetings and took action by written consent two times during the fiscal year ended December 31, 2009 (“fiscal 2009”). Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members. The Company encourages, but does not require, Board members to attend the Company’s annual meeting of stockholders.   All of the Company’s current directors attended the Annual Meeting of Stockholders in 2009.

Board Committees

The Board of Directors has three standing committees. These are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Each member of these committees is independent as defined under applicable NASDAQ and SEC rules.   Each of the Audit, Compensation and Nominating and Corporate Governance committees has a written charter approved by the Board.  In connection with the Company’s corporate restructuring in December 2008, an Executive Committee was established to actively oversee the business strategies, goals and direction of the Company.  The current members of each of the committees are identified below:

Director	Audit	Compensation	Nominating and Corporate Governance	Executive

Donald S. Brooks		X
Dwight L. Bush	X (chairman and financial expert)			X
Jennie Hunter-Cevera			X	X
Peter S. Knight	X	X	X (chairman)
Mark C.M. Randall	X	X (chairman)
Michael M. Tarnow				X

The Board of Directors will reconstitute its standing committees following the Annual Meeting to fill the vacancies created by Mr. Knight’s decision not to stand for re-election.

Audit Committee

The primary purpose of the Audit Committee is to oversee: (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee held four meetings during fiscal 2009.

The Company’s independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Board.   The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent auditors. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent auditors.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.entremed.com.  All members of the Audit Committee meet the independence and financial literacy requirements as defined by applicable NASDAQ and SEC rules. During fiscal 2009, the Audit Committee consisted of Dwight L. Bush, Mark C. M. Randall and Peter S. Knight. The Board of Directors has determined that Dwight L. Bush, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of all officers (Vice Presidents and above) of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. Additional information regarding the Compensation Committee’s policies, processes and procedures for the consideration of executive compensation is addressed in the Compensation Discussion and Analysis section below. The Compensation Committee held two meetings during fiscal 2009 and took action by unanimous written consent one time.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2009, the Compensation Committee consisted of Mark C.M. Randall, Peter S. Knight and Mr. Brooks.  All members of the Compensation Committee are “independent” as defined by applicable NASDAQ rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for recommending to the Board the slate of director nominees to be elected at the Company’s Annual Meetings of Stockholders, recommending to the Board persons to fill vacancies on the Board and the members of all standing Board committees, and making other determinations relating to the Board and appropriate standards for its members.  The Nominating Committee did not separately meet during fiscal 2009, as all committee related matters were discussed at meetings of the entire Board of Directors.

The Board has adopted a Charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.entremed.com. During fiscal 2009, the Nominating Committee consisted of Peter S. Knight and Jennie Hunter-Cevera.  All members of the Nominating Committee are “independent” as defined by applicable NASDAQ rules.

Executive Committee

In addition to the standing committees, the Board established an Executive Committee as part of the Company’s restructuring in December 2008.  The restructuring was in connection with the Company’s reprioritization of its business strategies and the implementation of a 60% reduction-in-force  (the “corporate restructuring”).  The Executive Committee is charged with developing and overseeing the overall business strategies, goals and direction of the Company and in so doing regularly meet with the officers of the Company.  The Executive Committee consists of Michael M. Tarnow, Dwight L. Bush, and Jennie Hunter-Cevera.

Board Leadership Structure and Role in Risk Oversight

In connection with our corporate restructuring in December 2008, the Board of Directors eliminated the office of President and Chief Executive Officer, and appointed an Executive Committee consisting of three directors to oversee our management  team.   We have not appointed a President and Chief Executive Officer to date.  The Executive Committee, led by Mr. Tarnow, the Chairman, is responsible for setting our goals and, together with senior management, steers our day to day operations.  This structure allows our senior management to focus on the execution of our business plans, while maintaining an  important role for the independent directors in the review and oversight of these activities.  The Executive Committee meets regularly with, and has frequent discussions involving, management regarding our financial condition, operations, clinical trial progress and strategic activities, and updates the full Board at regularly scheduled  meetings of the Board.  We believe that the Board, the Board committees as presently constituted and the leadership structure of the Board enables the Board to fulfill its role in overseeing and monitoring the management and operations of the Company and protecting the interests of  the Company and  its stockholders.

The Board of Directors takes an active role in risk oversight related to the Company.  The Board of Directors does not have a standing risk committee, but primarily administers its oversight role during Board and committee meetings.  During regular meetings of the Board of Directors, members of the Board discuss the operating results for the current fiscal quarter and the status of our product candidates with senior management.  These discussions allow the members of the Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively the Company’s strategic and budgetary goals are  implemented.  The Executive Committee frequently meets without the presence of management to further discuss these topics, and gain insight into particular risks through such direct interaction.

Director Candidates

The Nominating Committee identifies potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers.  In the past the Company has used third party consultants to assist in identifying and evaluating potential nominees and the Nominating Committee may do so in the future.

The Nominating Committee will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the Nominating and Corporate Governance Committee should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws, if any, or other procedures adopted by the Nominating and Corporate Governance Committee. Currently, the Committee’s procedures require stockholders to provide written notice of a proposed nominee to: EntreMed, Inc., Attn: Secretary, 9640 Medical Center Drive, Rockville, Maryland 20850, not later than 90 days before the date on which the previous year’s proxy was mailed. Such notice must include all information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for the election of directors, including such proposed nominee’s: (i) name, age and business or home address; (ii) business experience, including principal occupation or employment; and (iii) beneficial ownership of Company securities, including class and the number of shares. The nomination should also include the name and home or business address of the stockholder making such recommendation, the number of shares beneficially owned by such person and the manner in which such shares are held (i.e. directly or in street name). Additionally, if applicable, the notice must include a description of all arrangements or understands between or among the stockholder giving the notice, the beneficial owner on whose behalf the notice is given, each nominee and any other person pursuant to which the nominations are being made by the stockholder, as well as any other information required to be included in the proxy statement with respect to the nominee if such nominee had been nominated by the Board of Directors. Any such recommendation must also be accompanied by a written consent of the proposed nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the Committee may take into account all factors and criteria it considers appropriate, which shall include, among others:

•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;

•	The director/potential director’s educational, business or scientific experience and other directorship experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience;

•
Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;

•	Whether the director/potential director meets the independence requirements of NASDAQ listing standards; and

•	Whether the director/potential director is free from conflicts of interest with the Company.

The Nominating Committee does not have a formal policy with respect to diversity.  To carry out its obligations with respect to the proper composition and functioning of the Board, the Committee reviews the qualifications of all directors, evaluating skills and talents to assure a complementary balance of disciplines and perspectives.  The Nominating Committee also seeks to further enhance the Board  through diversity of experience, as well as gender and ethnic diversity.  Through these and other activities, the Nominating Committee seeks to assemble a Board that can responsibly, critically and collegially work through major decisions based on each Director’s experience, talent, skills and knowledge.

There are no differences in the manner in which the Nominating Committee evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.

Executive Sessions of Independent Directors

The independent members of the Board typically meet in executive sessions following regularly scheduled meetings of the Board of Directors.  The Board continues to meet in closed sessions (without the presence of management) following each regularly scheduled meeting.  In February 2009, the Company’s chairman, Michael M. Tarnow, was appointed Executive Chairman of the Company, and in so being, it was determined that he was not considered “independent” under the independence requirements promulgated by NASDAQ.  The Board  holds executive sessions of the independent directors without the presence of our Executive Chairman, and Mr. Bush, chair of the Audit Committee,  is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, Messrs. Randall, Knight and Brooks served as members of the Compensation Committee.

During 2009, no executive officer of the Company served as: (i) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Code of Ethics

The Company has adopted a Code of Ethics, as defined in applicable SEC and NASDAQ rules, which applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Company intends to disclose any amendment to or waiver of a provision of the Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at www.entremed.com. The Code of Ethics is available on the Company’s website.

Communications with the Board

Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9640 Medical Center Drive, Rockville, Maryland 20850, Attn: Associate Director, Corporate Communications & Investor Relations (Ginny Dunn - ginnyd@entremed.com).  Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder.  The Associate Director, Corporate Communications & Investor Relations will forward appropriate communications to the Board and/or the appropriate director(s).  Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Celgene’s Rights with Respect to the Board of Directors

Pursuant to the Securities Purchase Agreement whereby Celgene Corporation purchased shares of our Convertible Preferred Stock, Celgene has the right to appoint up to two directors to our Board of Directors.  If no Celgene designee is sitting on the Board, however, Celgene may appoint an observer to participate in Board meetings, although the observer does not vote.  Celgene has not designated any directors to sit on our Board, but it has designated an observer who receives notices and may attend Board of Directors’ meetings.

DIRECTOR COMPENSATION

In setting director compensation, the Company considers the significant amount of time that Directors expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.  We compensate our non-employee members of the Board through a mixture of cash and equity-based compensation.

   The Company implemented a corporate restructuring in December 2008 which eliminated the offices of President & Chief Executive Officer; Chief Financial Officer; Senior Vice President, Research & Development; and Senior Vice President, Corporate & Business Development.  In connection with the restructuring, the Board of Directors formed an Executive Committee to assist with the day-to-day activities of the Company and to act on behalf of the Board of Directors when needed.  The Executive Committee consists of Michael M. Tarnow, Dwight L. Bush and Jennie Hunter-Cevera.  The Executive Committee meets regularly with senior management to discuss Company affairs.  In addition, Mr. Tarnow was appointed Executive Chairman in February 2009 and Mr. Bush was appointed Vice Chairman in January 2010.

Annual Director Stock Option Grants in 2009

Upon joining the Board of Directors, each new non-employee director is granted an option to purchase 50,000 shares of Common Stock. As of the date of each annual meeting of stockholders, each continuing non-employee director receives an annual grant of options to purchase 30,000 shares of Common Stock, and chairpersons of Board committees receive an option to purchase an additional 5,000 shares of Common Stock (“Annual Director Stock Options”). As approved by the Compensation Committee, commencing with the 2008 annual meeting, all stock options granted to directors vest immediately.

On February 2, 2009, each director received his or her annual grant of 30,000 options at the fair market price of the Company’s Common Stock on the date of the grant, which was $0.17.  Committee chairs received an additional 5,000 options consistent with current policy and each member of the new Executive Committee received an additional 15,000 options to reflect their additional commitment to the Company.  The directors received their annual option grant in February as part of the Company’s comprehensive post-restructuring compensation review.

Annual Director Restricted Stock Grants in 2009

Non-employee directors also receive an annual retainer fee of $25,000 that is payable solely in restricted stock (“Annual Director Restricted Stock Award”).  For fiscal year 2009, the Annual Director Restricted Stock Award  was  paid in the form of cash due to the Company’s prevailing stock price, dilution and the availability of options available under the 2001 plan.   In January 2010, the Board elected to eliminate the Annual Director Restricted Stock Award from directors’ compensation going forward.

Annual Director Cash Retainer in 2009

Our directors also receive an annual cash retainer payment.  In February 2009, after review of director compensation information provided by the Compensation Committee’s independent consultant, and review of relevant market data, the Board approved the payment of annual cash retainers to non-employee directors, other than for Mr. Tarnow, in the amount of $15,000, payable in one lump sum at each annual meeting.  The Chair of the Audit Committee receives an additional $10,000 to reflect the more active role of the Chair of the Audit Committee in managing external relationships and providing financial guidance to management, and each Chair of the Compensation Committee and the Nominating and Corporate Governance Committee receives an additional $5,000.  Directors have the option to receive shares of restricted stock in lieu of their annual cash retainer payment.  If elected, the shares of restricted stock will be issued under the 2001 Plan.

Director Meeting Fees in 2009

Except for our Executive Chairman, Michael M. Tarnow, who is paid meeting fees in the amount of $2,500, our non-employee Directors are paid meeting fees in the amount of $1,500 for each regular and special Board meeting, for each Executive Committee meeting, and $1,000 for each Audit, Compensation, and Nominating & Corporate Governance Committee meeting with a duration of thirty minutes or more.  In January 2010, the Board elected to eliminate meeting fees for all special Board meetings and Executive Committee meetings going forward.

Chairman Compensation for Board Service

Pursuant to a Board Service Agreement between the Company and its Chairman, Michael M. Tarnow, Mr. Tarnow is paid $15,000 per month, or $180,000 annually  for his services as Chairman.  The Board Service Agreement also provided Mr. Tarnow with an option to purchase 250,000 shares of Common Stock at an exercise price of $1.03, 25% of which were exercisable immediately and 25% of which became exercisable each year over the next three years.  As of December 31, 2009, all such shares are vested and currently exercisable. Mr. Tarnow is also reimbursed for expenses in connection with his service as Chairman, including travel to and from Board meetings and receives the Annual Director Stock Option grants and the Annual Director Restricted Stock grants. See also “Corporate Governance — Director Independence.”

Director Compensation in Fiscal 2009

The table below summarizes the compensation paid by the Company to non-employee Directors during fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards(1) (3)	Option Awards(2)(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Michael M. Tarnow	$300,000	—	$4,950	—	—	—	$304,950
Donald S. Brooks	$58,500	—	$3,300	—	—	—	$61,800
Dwight L. Bush	$108,000	—	$5,500	—	—	—	$113,500
Jennie C. Hunter-Cevera, PhD	$97,000	—	$4,950	—	—	—	$101,950
Peter S. Knight	$65,000	—	$3,850	—	—	—	$68,850
Mark C. M. Randall	$67,500	—	$3,850	—	—	—	$71,350

(1)	The amounts in this column represent the grant date fair value calculated in accordance with ASC 718. There were no stock awards in 2009.
(2)
The amounts in this column represent the grant date fair value of options awarded, as calculated in accordance with ASC 718.  Using the Black-Scholes-Merton option-pricing method, fair value was calculated at $.11 per share.

(3)
As of December 31, 2009, each of the non-employee Directors has the following aggregate number of shares of restricted stock: Michael M. Tarnow: 95,102; Donald S. Brooks: 95,102; Dwight L. Bush: 95,102; Jennie C. Hunter-Cevera: 95,102; Peter S. Knight: 139,010; and Mark C. M. Randall: 95,102.

(4)
As of December 31, 2009, each Director has the following number of stock options outstanding: Michael M. Tarnow: 585,000; Donald S. Brooks: 350,000; Dwight L. Bush: 360,000; Jennie C. Hunter-Cevera: 380,000; Peter S. Knight: 410,000; and Mark C. M. Randall: 375,000.

Modifications to Director Compensation for 2010

On January 26, 2010, based upon the recommendation of the Compensation Committee, the Board approved the following changes to director compensation for 2010.

•	The Annual Director Restricted Stock Award granted to each member of Board was eliminated.

•
In order to further align the interest of the Board with the Company’s stockholders, the annual stock option grant to purchase shares of the Company’s Common Stock was increased from 30,000 to 50,000 shares.  Each director that serves as the chairman of a Board committee received an additional option grant to purchase 5,000 shares, and each member of the Executive Committee received an option grant to purchase an additional 30,000 shares.  Awards were granted at the closing price of the Company’s stock on January 26, 2010, and are fully vested and exercisable on the date of the grant.  Previously, such grants were made immediately following the Company’s annual meeting of stockholders.

•
Annual cash retainer payments for Committee service, which are paid after the Company’s annual stockholder meeting, remain unchanged with the exception of an increase for Mr. Bush, as further described below.

•
Meeting fees for regular Board meetings remain unchanged.  Each member of the Board shall receive $1,500 per meeting, and the Executive Chairman will receive $2,500 per meeting.  Fees for any special meetings of the Board were eliminated.   Additionally, fees for meetings of the Executive Committee were eliminated.  Fees for meetings of other Board committees remain unchanged at $1,000 per meeting.

•
The Committee made no changes to the equity awards granted to new members of the Board upon their initial election, and did not change the annual retainer payment made to Michael Tarnow, the Chairman of the Board and Chairman of the Executive Committee.

Additionally, the Board appointed Dwight L. Bush, the Chairman of the Audit Committee, as Vice Chairman of the Board, a non-executive officer position.   Mr. Bush also serves on the Executive Committee, the three-member committee of the Board formed to assist senior management with the day-to-day operations of the Company.  Accordingly, upon the recommendation of the Committee, Mr. Bush’s base annual retainer fee for his Board service was increased from $15,000 to $45,000.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

The Board of Directors has determined that it is advisable and in the best interests of the Company’s stockholders to be granted the authority to effect a reverse stock split of between one-for-2 and one-for-20 (the “Reverse Split”) of the outstanding shares of the Company’s Common Stock.  The Board of Directors has unanimously approved the submission to stockholders of a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Board of Directors to effect a Reverse Split of its Common Stock on the terms described in this Proxy Statement if necessary to maintain the public listing of the Company’s Common Stock.  If this proposal is approved by the Company’s stockholders at the Annual Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a Reverse Split, or not to implement a reverse split, within the parameters of the authority granted at the Annual Meeting, at any time on or prior to the date of the Company’s annual meeting of stockholders to be held in 2011, without seeking further approval or authorization of the Company’s stockholders.

The amendment approved by the Board of Directors does not specify the ratio for the Reverse Split but rather approves a range for the Reverse Split. As such, in asking the stockholders to approve the Reverse Split, the Board of Directors is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Split.  The Board of Directors will consider, among other factors, the current market price of the Company’s Common Stock in determining the final ratio of the Reverse Split.

If the stockholders approve Proposal No. 2 relating to the Reverse Split at the Annual Meeting, the Board of Directors will be authorized, in its sole discretion, to implement the Reverse Split at any time on or prior to the date of the Company’s annual meeting of stockholders to be held in 2011, or to abandon the Reverse Split. The Board of Directors will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board of Directors believes that approval of this discretion, rather than approval of an immediate stock split of a specified ratio, provides the Board of Directors with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Company and its stockholders. In setting the ratio for the Reverse Split, the intention of the Board of Directors is to increase the stock price sufficiently above the $1.00 minimum bid price required for continued listing on the NASDAQ Capital Market so that the Company would not again be faced with delisting for failure to meet the minimum bid price absent a significant percentage decline in its stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of the Company’s Common Stock.   Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on the Company’s stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Upon the implementation of the Reverse Split, the number of shares of the Company’s Common Stock available for issuance will increase significantly because the Company is not asking its stockholders to authorize the reduction of the number of shares of authorized stock.  For illustrative purposes, the table below shows the number of shares of Common Stock that would be (a) issued and outstanding, (b) authorized and reserved for issuance (representing outstanding and available stock options or shares reserved for the exercise of outstanding warrants ) and (c) authorized but unreserved shares for issuance upon the implementation of the Reverse Split at a ratio of one-for-2, one-for-5, one-for-10, one-for-15 and  one-for-20 based on the Company’s capitalization as of March 31, 2010.   The Board will have discretion to effect the Reverse Split at any ratio between one-for-2 and one-for-20.

	(A) Shares Issued and Outstanding	(B) Shares Authorized and Reserved for Issuance	(C) Shares Authorized but Unreserved	Total Authorized
As of March 31, 2010	95,694,736	33,475,504	40,829,760	170,000,000
If 1-for-2 Stock Split Enacted	47,847,368	16,737,752	105,414,880	170,000,000
If 1-for-5 Stock Split Enacted	19,138,947	6,695,101	144,165,952	170,000,000
If 1-for-10Stock Split Enacted	9,569,474	3,347,550	157,082,976	170,000,000
If 1-for-15 Stock Split Enacted	6,379,649	2,231,700	161,388,651	170,000,000
If 1-for-20 Stock Split Enacted	4,784,737	1,673,775	163,541,488	170,000,000

Although the Reverse Split will not have any dilutive effect on the Company’s stockholders, the proportion of shares owned by the Company’s stockholders relative to the number of shares authorized for issuance at March 31, 2010 will decrease.

Our Board of Directors may, from time to time, deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of the Company’s Common Stock.  The Board of Directors would seek approval of the stockholders in connection with any proposed issuance, if required by applicable law at that time.  The Reverse Split is not part of any plan or proposal to take the Company private or in connection with any proposed transaction.  Rather, the Reverse Split is solely intended to enable the Company’s Common Stock to regarding compliance with the NASDAQ continued listing requirements and  remain trading on the NASDAQ Capital Market.

The amendment to be filed with the Secretary of State of Delaware  (the “Charter Amendment”) will be substantially in the form attached to this Proxy Statement as Appendix A, with such changes and modifications as may be required by the Secretary of State of the State of Delaware or deemed advisable and in the best interests of the Company’s stockholders by the Board of Directors, including the insertion of the effective time and the Reverse Split ratio selected by the Board of Directors. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment.

Background of the Reverse Split

On April 4, 2008, we received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) advising that for the previous 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market. The letter also advised us that failure to comply with this minimum bid price requirement, or any other listing standard applicable to issuers listed on The NASDAQ Global Market, by October 1, 2008, would result in our common stock being ineligible for quotation on The NASDAQ Global Market. Our stock price has not closed above $1.00 for ten consecutive trading days since the date of the receipt of the letter from NASDAQ.

On September 22, 2008, we submitted an application to transfer the trading of our common stock to The NASDAQ Capital Market.  On October 1, 2008, we received a letter from The NASDAQ Listing Qualifications Department stating that our application had been approved and that our common stock would commence trading on The NASDAQ Capital Market on October 3, 2008. The NASDAQ Capital Market operates in substantially the same manner as The NASDAQ Global Market. Our trading symbol remains as “ENMD” and the trading of our stock was unaffected by the transfer.

NASDAQ suspended the enforcement of the minimum bid price rule, because of the current extraordinary market conditions, until July 31, 2009. Upon reinstatement of the rule on August 3, 2009, under NASDAQ rules, we had until January 15, 2010, to regain compliance with the minimum bid price standard. We did not regain compliance with the minimum bid price standard of the NASDAQ rules by January 15, 2010.

On January 19, 2010, we received a Staff Determination letter from NASDAQ stating that we were not in compliance with the continued listing rules and that our Common Stock would be delisted unless we requested an appeal of such determination. On January 20, 2010, we filed an appeal of the Staff's determination to a NASDAQ Hearings Panel (the “Panel”), pursuant to the procedures set forth in the NASDAQ Marketplace Rules. The hearing request stayed the delisting of the Company’s securities pending the Panel's decision. At the hearing on February 25, 2010, we provided the Panel with a plan of action, with the intention of returning to compliance with NASDAQ’s requirements.   This plan of compliance included requesting stockholder approval to effect a reverse stock split if our stock did not otherwise satisfy the minimum bid price requirements prior to July 16, 2010.  On March 23, 2010, the Panel granted our request for an extension to July 16, 2010 in order to comply with the $1.00 minimum bid price requirements.

 The closing price of our Common Stock on March 31, 2010 was $0.68.

The Board of Directors believes that it is in the best interest of the Company and its stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Company’s bid price.  As our minimum bid price has not exceeded $1.00 for ten consecutive trading days since the Panel granted our extension, the Company is required as part of the plan of compliance to submit a reverse split proposal to shareholders which if effected would prevented NASDAQ from delisting our Common Stock from the NASDAQ Capital Market.  After giving effect to the Reverse Split, there can be no assurance that any increase in the market price for our common stock resulting from a reverse stock split, if approved and implemented, would be sustainable since there are numerous factors and contingencies that would affect such price, including the market conditions for the Company’s common stock at the time, its reported results of operations in future periods and general economic, geopolitical, stock market and industry conditions. Accordingly, the total market capitalization of the Company’s common stock after a reverse stock split may be lower than the total market capitalization before such reverse stock split and, in the future, the market price of the Company’s common stock may not exceed or remain higher than the market price prior to such reverse stock split. Further, there can be no assurance that after a reverse stock split, the Company would continue to meet the minimum listing requirements of The NASDAQ Capital Market.

Reasons for the Reverse Split

The Board of Directors is proposing authority to implement a Reverse Split to enable the Company, if required, to seek to increase the market price per share of its Common Stock in an effort to meet the continued listing requirements of the NASDAQ Capital Market. The Board of Directors also believes that an increased per share price of the Company’s Common Stock that is expected to result from a Reverse Split may increase the attractiveness of its Common Stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, the Board of Directors considered, among many other factors, the consequences of the Company’s Common Stock being delisted. If the Company’s Common Stock were delisted, the stock would then be eligible for quotation on the Over-The-Counter (“OTC”) Bulletin Board maintained by NASDAQ, another over-the-counter quotation system or the “pink sheets.”  If that occurs, the liquidity and marketability of shares of our Common Stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company’s Common Stock.   For the above reasons, the Company believes that current and prospective investors will view an investment in its Common Stock more favorably if the shares are listed on the NASDAQ Capital Market than if the Common Stock trades on the OTC Bulletin Board.

The Board of Directors believes that the Reverse Split and anticipated increase in the per share price of the Company’s Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public.  Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Company’s Common Stock.   Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks.  Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks.  Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Company’s Common Stock.

         Delisting may also make us ineligible to use Form S-3 to register the sale of shares of our Common Stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital.  Form S-3 generally allows the registration statement to be continuously updated through the incorporation by reference of our periodic SEC filings.  If we are ineligible to use Form S-3, we will need to file new registration statements on some other permitted Form which may not permit incorporation by reference of the information in our periodic SEC filings.  Maintaining the effectiveness of such registration statements and keeping the information contained therein current and up to date will become extremely difficult, time-consuming and expensive.   We would also incur additional costs under state blue-sky laws to sell equity if we are delisted.

Although the Board of Directors believes that a Reverse Split may be in the best interests of the Company and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd- lots” of less than 100 shares.   Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

We cannot assure you that the Reverse Split will have any of the desired consequences described above.

Effecting the Reverse Split

If approved by stockholders at the Annual Meeting, the Charter Amendment to implement a Reverse Split will be effected only upon the Board of Director’s determination that the Reverse Split is then in the best interests of the Company and the Company’s stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board of Directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of the Company’s Common Stock and on the Company’s compliance with the NASDAQ listing requirements, and the marketability and liquidity of its Common Stock.   Although the Company currently expects to file the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split if Proposal No. 2 is approved by the stockholders at the Annual Meeting and the Board determines that the Reverse Split is in the best interests of the Company promptly following the Annual Meeting, the Board of Directors will determine the actual timing of this filing. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Company. The Reverse Split will be effective as of the effective date (the “Effective Date”) set forth in the Certificate of Amendment.

Upon the filing of the Certificate of Amendment, without further action on the part of the Company or the Company’s stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our Amended and Restated Certificate of Incorporation (the “New Common Stock”) based on a reverse split ratio of between one-for-2 and one-for-20.   For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 20 shares of Common Stock following a one-for-five reverse split.  Stockholders who hold less than the full number of reverse split ratio shares, for example, less than 20 shares if the ratio were set at 1-for-5, would receive cash in lieu of fractional shares, as described below.

After the Effective Date, the Company’s Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in “Effect on Registered Certificated Shares” below.

After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Company’s Common Stock will continue to be reported on the NASDAQ Capital Market, as the case may be, under the symbol “ENMD”, although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

After the Effective Date, outstanding shares of Common Stock will remain fully paid and non-assessable.

The Company will make all necessary filings with NASDAQ as required by NASDAQ Rule 10b-17.

No Fractional Shares

The Company would not issue any fractional shares in connection with the Reverse Split. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of the Company’s Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of the Company’s Common Stock on the NASDAQ Capital Market on the trading day immediately before the Effective Date.

Effect on the Company’s Employees and Directors

If you are an employee or director of the Company, the number of shares reserved for issuance under Company’s existing stock option plan will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors.  In addition, the number of shares issuable upon the exercise of options will be decreased and the exercise price for such options will be increased based on the Reverse Split ratio selected by the Board of Directors.

Effect on the Company’s Stock Options and Par Value

The Reverse Split would reduce the number of shares of Common Stock available for issuance under the Company’s 2001 Long-Term Incentive Plan (the “2001 Plan”) in proportion to the exchange ratio of the Reverse Split.  The number of shares of Common Stock currently authorized for issuance but unissued as of March 31, 2010 under the 2001 Plan is 2,944,478 (prior to giving effect to the Reverse Split).

The Company also has outstanding certain stock options to purchase shares of Common Stock.  Under the terms of the outstanding stock options, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding.  No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully above.

The par value of the Company’s Common Stock would remain at $0.01 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding would be reduced.

Effect on Registered and Beneficial Stockholders

Upon a Reverse Split, the Company intends to treat stockholders holding the Company’s Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Company’s Common Stock in “street name.”  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, the Company encourages you to contact your nominee.

Effect on Registered “Book-entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold registered shares in a book-entry form, you do not need to take any action to receive your Reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to Reverse Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Date.  By signing and cashing this check, you will represent that you owned the shares for which you received a cash payment.  Such cash payment is subject to applicable United States federal income tax and state abandoned property laws.  In addition, you will not be entitled to receive interest for the period of time between the Effective Date of the Reverse Split and the date you receive your payment.

Effect on Registered Certificated Shares

Some of the Company’s registered stockholders hold all their shares in certificate form, direct registration system (DRS) form or a combination of certificate, DRS and book-entry form.  If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”) as soon as practicable after the Effective Date of the Reverse Split.  The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the Company’s Common Stock (“Old Certificates”) to the Transfer Agent.  In addition, the letter of transmittal will contain instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates or DRS statements representing the appropriate number of whole shares of New Common Stock (“New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or Certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s) (“Restricted Stock”).

Upon surrender of your Old Certificate(s) you may direct the Transfer Agent to issue the appropriate number of shares of New Common Stock electronically in book-entry form under the direct registration system. No new shares in book-entry form will be issued to you until you surrender your Old Certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Restricted Stock cannot be issued in book-entry form.

If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares.”

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your New Common Stock if you have not already done so.

All expenses of the exchange and book-entry form of certificates will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on the Number of Outstanding Shares

If the Reverse Split is completed, the number of shares of the Company’s Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of the Company’s Common Stock owned by each stockholder will remain unchanged. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described above). For example, a holder of 5% of the voting power of the outstanding shares of Common Stock prior to the effectiveness of the Reverse Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock after the effectiveness of the Reverse Split.

The number of shares of Common Stock that may be purchased upon exercise of outstanding options, and other securities convertible into, or exercisable or exchangeable for, shares of the Company’s Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

The Company’s Amended and Restated Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, $0.01 par value (the “Preferred Stock”).  As of April 12, 2010, 3,350,000 shares of Series A Convertible Preferred Stock (“Series A Preferred”) are outstanding.   Each share of Series A Preferred is convertible into five shares of Common Stock.   The effect of the Reverse Split will proportionally adjust the number of shares of Common Stock into which the Series A Preferred converts; however, the number of authorized and outstanding shares of Series A Preferred will not be adjusted.

Accounting Consequences

The par value of the Company’s Common Stock would remain unchanged at $0.01 per share after the Reverse Split.  The additional paid-in capital as designated on the Company’s consolidated balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased.  The net loss or income per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding.  We do not anticipate any other material accounting consequence would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another entity), the Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate the Company’s shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board of Directors and stockholders a series of amendments to the Company’s Amended and Restated Certificate of Incorporation to effect or deter a change in control.  Other than the Reverse Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, EACH HOLDER OF COMMON STOCK IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY SUCH HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION HAS BEEN INCLUDED BY THE COMPANY IN FURTHERANCE OF THE REVERSE STOCK SPLIT ON THE TERMS DESCRIBED HEREIN; AND (C) EACH SUCH HOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a general summary of the material anticipated United States federal income tax consequences of the Reverse Split to current stockholders of the Company that hold shares of Common Stock of the Company as capital assets (generally, assets held for investment) for United States federal tax purposes.

This summary is provided for general information only, does not address all aspects of the possible United States federal income tax consequences of the Reverse Split and is not intended as tax advice to any person.  In particular, this summary does not consider the United States federal income tax consequences to the Company’s stockholders in light of their individual investment circumstances or to holders subject to special treatment under the United States federal income tax laws (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market accounting method, insurance companies, tax-exempt organizations, financial institutions, and stockholders that hold the Company’s Common Stock as part of a hedge, straddle or conversion transaction), and does not address any consequences of the Reverse Split under any United States federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local, or non-United States jurisdiction.  The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the jurisdiction in which such stockholder resides.  In addition, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons that hold the Company’s Common Stock through such entities.

This summary is based on Treasury Department regulations promulgated thereunder, published rulings of the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect or available on the date of this Proxy Statement, all of which are subject to change or to varying interpretation at any time.  Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

This summary is included herein for general information only, and there can be no assurance that the IRS will take a similar view of the United States federal income tax consequences of the Reverse Split as described herein.  The Company has not sought and will not seek an opinion of counsel or a ruling from the IRS regarding the United States federal income tax consequences of the Reverse Split.  ACCORDINGLY, STOCKHOLDERS ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX LAWS AND ANY TAX REPORTING REQUIREMENTS.

Except as described below with respect to cash payments in lieu of a fractional share, a stockholder that exchanges its shares of Common Stock solely for shares of New Common Stock generally should recognize no gain or loss for United States federal income tax purposes.  A stockholder’s aggregate tax basis in its shares of New Common Stock received should be the same as such stockholder’s aggregate tax basis in its shares of Common Stock exchanged therefore.  The holding period of the New Common Stock received by such stockholder should include the holding period during which the stockholder held the surrendered Common Stock, provided all such Common Stock was held as a capital asset at the Effective Date.

Depending on certain facts and circumstances, a stockholder receiving cash in lieu of a fractional share may recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.  Alternatively, in certain circumstances, a stockholder receiving cash in lieu of a fractional share may be treated as having received a distribution from the Company that may be characterized as a dividend for United States federal income tax purposes.

The Company will not recognize any gain or loss as a result of the Reverse Split.

Certain Risk Factors Associated With the Reverse Split

If the Reverse Split is effected, there is no assurance that the Company will comply with the continued listing requirements of the NASDAQ Capital Market, which may result in the Company’s stock being delisted from such Markets.

The Board of Directors believes that it is in the best interest of the Company and the Company’s stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Company’s minimum bid price.  However, there are no assurances that after the Reverse Split is completed that the Company’s stock will maintain its reverse split adjusted price.   Consequently, the Company’s stock price could remain below the required $1.00 minimum closing bid price and the Company would not be in compliance with the NASDAQ Capital Market requirements. Additionally, there are no assurances that the Company will continue to meet the other continued listing requirements of the NASDAQ Capital Market after giving effect to the Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

Interests of Directors and Executive Officers in Proposal No. 2.

The Company’s Directors and Executive Officers have no substantial interest, directly or indirectly, in the matters set forth in Proposal No. 2 except to the extent of their ownership of shares of the Company’s Common Stock.

Approval Required

                The affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding as of the record date is required to approve the amendment of the Company's Certificate of Incorporation to effect a reverse split of the Common Stock in the range of 1:2 to 1:20.   Abstentions and “broker non-votes” will not be counted as having been voted on the proposal, and therefore will have the same effect as negative votes.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT THAT WILL ALLOW THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT (THE “REVERSE SPLIT”), AND GRANT TO THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TWENTY, OR NOT TO COMPLETE THE REVERSE SPLIT.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY’S 2001 LONG-TERM
INCENTIVE PLAN, AS AMENDED

General

The Board has approved an amendment to the 2001 Long-Term Incentive Plan (the “2001 Plan”), subject to stockholder approval, to increase the maximum aggregate number of shares authorized for issuance under the 2001 Plan by 500,000 shares, from 10,250,000 shares to 10,750,000 shares.

On February 24, 2010, the Board approved the amendment to increase the number of shares authorized for issuance under the 2001 Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan.

Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.  The use of stock options has long been a vital component of the Company’s overall compensation philosophy, which is premised on the principle that any long-term incentive compensation should be closely aligned with stockholders’ interests.  Stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value, thus rewarding executives and employees only upon improved stock price performance.  Management believes that stock options, the core of the Company’s long-term employee incentive and retention program, have been effective in enabling the Company to attract and retain the talent critical for sustainable growth.

Description of the 2001 Plan

The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is attached as Appendix B and is also available at no charge upon request to the Company. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.

Eligibility

The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of March 31, 2010, 14 employees (including officers) and 6 directors (including the Executive Chairman) of the Company are eligible to receive grants under the 2001 Plan. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.

Administration

The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, grant awards, prescribe stock option grant agreements (a “Grant Agreement”) evidencing such awards, establish programs for granting awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer or an officer of the Company acting in such capacity the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

Shares Available For The Plan

If the stockholders approve the increase in the aggregate number of Shares authorized for issuance under the 2001 Plan, a maximum of 10,750,000 Shares will be available for grants and Awards, an increase of 500,000 Shares.

At March 31, 2010, approximately 2,944,478 Shares (excluding any Shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grants under the 2001 Plan.

If an award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an award, the Shares subject to such award and the surrendered Shares will become available for further awards under the 2001 Plan. The number of Shares subject to the 2001 Plan (and the number of Shares and terms of any award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.

A maximum of 250,000 such Shares may be granted to an individual during any calendar year period.

Stock Options

The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”). Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.

Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value of stock underlying the option on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

Other Awards

In addition to stock options, the 2001 Plan authorizes the grant of restricted stock, stock appreciation rights, stock awards, phantom stock and performance awards. To date, the Company has issued only options and restricted stock awards under the 2001 Plan. The Company does not currently expect to issue any other type of awards under the 2001 Plan.

Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Performance Goals

In its discretion, the Administrator may condition the grant, vesting or payment of awards under the Plan on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Transferability

Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.

Amendment and Termination

The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Considerations

General

The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.

Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Performance Awards

A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or Shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received.

Restricted Stock

Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the Shares vest (i.e. become transferable or are no longer subject to a substantial risk of forfeiture), the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the Shares vest.

Unrestricted Stock

In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted Shares to the grantee equal to the excess, if any, of the Fair Market Value of such Shares on such date over the amount, if any, paid for such Shares.

Gain or Loss On Sale or Exchange of 2001 Plan Shares

In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility By Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans

Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.”  Failure to comply with, or qualify for an exemption from, the rules with respect to an award could result in significant adverse tax results to the grantee of such Award, including immediate taxation upon vesting and an additional income tax of 20 percent of the amount of income so recognized.   The 2001 Plan is designed to allow the grant of awards which are intended to comply with or qualify for an exemption from Section 409A of the Code.

Vote Required For Approval

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the amendment to the 2001 Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN.

Options Under Employee Benefit Plans

Equity Compensation Plan Information

The following table discloses certain information about the options issued and available for issuance under all outstanding Company option plans, as of December 31, 2009.

	(a)	(b)	(c)
Number of Securities
	Number of		Remaining Available for
	Securities to be		Future Issuance Under
	Issued Upon Exercise	Weighted-Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans [Excluding
	Options, Warrants	Outstanding Options,	Securities Reflected in
Plan Category	and Rights	Warrants and Rights	Column (a)]
Equity compensation plans approved by security holders	6,984,606	$5.50	3,135,043
Equity compensation plans not approved by security holders	0	$0.00	0
Total	6,984,606	$5.50	3,135,043

Warrants issued under the unauthorized plans represent compensation for consulting services rendered by the holders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised solely of members of the Board of Directors that are “independent” pursuant to applicable NASDAQ and SEC rules, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its Committee charter for determining the compensation of our executive officers.   The Compensation Committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the Executive Chairman with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment.  The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.  Mark C.M. Randall (chairman), Peter S. Knight and Donald S. Brooks are the current members of the Compensation Committee.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Operating Officer & General Counsel, Cynthia W. Hu, our Principal Accounting Officer, Kathy R. Wehmeir-Davis, and our Executive Chairman, Michael M. Tarnow. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Committee

Mark C.M. Randall, Chairman
Peter S. Knight
Donald S. Brooks

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee, or the Committee, of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. The Compensation Committee is comprised entirely of independent directors, consisting of Mark C. M. Randall, Peter S. Knight and Donald S. Brooks.  Mr. Knight has informed the Company that he is not standing for re-election at the Annual Meeting.

It is the Committee’s responsibility to:

•	Make recommendations and report to the Board of Directors concerning matters of executive compensation;

•	Administer the Company’s executive incentive plans;

•	Review compensation plans, programs and policies; and

•	Monitor the performance and compensation of executive officers.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals that align executives’ interests with those of the stockholders. The ultimate objective is to improve stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee’s executive compensation philosophy (which applies generally to all Company management, including its executive officers) considers a number of factors, including:

•	Providing levels of compensation competitive with companies at a comparable stage of development and in the Company’s geographic area;

•	Integrating management’s compensation with the achievement of performance goals;

•	Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

•	Recognizing and providing incentive for individual initiative and achievement.

Elements of 2009 Executive Compensation

The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. For the fiscal year ended December 31, 2009, or fiscal 2009, the principal components of compensation for named executive officers were:

•	base salary;
•	long-term equity incentive compensation; and
•	potential for cash bonus (cash bonuses were not paid for fiscal 2009)

The Committee also evaluated 2009 executive compensation against the background of the corporate restructuring in December 2008.  In connection with the corporate restructuring, the Board of Directors eliminated four executive positions, including the office of President and Chief Executive Officer and the office of Chief Financial Officer, while at the same time (1) appointed Ms. Wehmeir-Davis as the Principal Accounting Officer and designated her as an executive officer, (2) designated Dr. Bray as an executive officer, and (3) appointed Ms. Hu as the Chief Operating Officer.  These officers, along with Dr. Sidor, comprise the senior management team, which report to the Executive Committee.

In December 2008, the Compensation Committee’s independent compensation consultant, Arnosti Consulting, was engaged to conduct a review of the Company’s total compensation program for key executives and for the Board of Directors. The consultant’s review and analysis included executive compensation for fiscal 2009. The consultant reports directly to the Compensation Committee.

In connection with setting executive compensation for fiscal 2009, the Company benchmarked all elements of total compensation for the executives with their expanded responsibilities, which consist of base salary, bonus, and long-term equity incentive compensation, to the competitive marketplace.  The Company benchmarked its named executive officer compensation because the Committee believes this is the best way to determine whether such compensation is competitive with the Company’s labor market for executive talent.  The Company compares its levels of executive compensation to a peer group of publicly-traded biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company with respect to metrics such as market capitalization and business model.   The market data initially included over 100 companies selected based on standard industry codes and market capitalization. The consultant then worked with management to narrow the list of approximately 41 companies focusing on business models, market capitalization and headcount against which the Company believes that it competes for executive talent. The compensation peer group will be periodically reviewed by the Committee and updated.

For fiscal 2009 compensation, the compensation peer group consisted of the following companies:   Access Pharmaceuticals, Inc., Adventrx Pharmaceuticals, Inc., Anadys Pharmaceuticals, Inc; AP Pharma Inc.; Avanir Pharmaceuticals; Avant Immunotherapeutics Inc.; Avigen, Inc., Biodel inc.; Biodelivery Sciences International, Inc., Cel-Sci Corp., Chelsea Therapeutics International Ltd.;  Cortex Pharmaceuticals Inc.; Curis Inc.; Cypress Bioscience, Inc., Elite Pharmaceuticals, Inc., Epicept Corporation, Genaera Corp., Genta Incorporated, Hemispherix Biopharma Inc.; Idera Pharmaceuticals Inc.; Insite vision Inc.; Isolagen Inc.; Keryx Biopharmaceuticals, Inc., Middlebrook Pharmaceuticals Inc.; Neopharm Inc.; Neose technologies Inc.; Neurobiological technologies Inc.; Nexmed Inc.; Novadel Pharma Inc.; Optimer Pharmaceuticals Inc.; Orexigen Therapeutics, Inc., Oxigene Inc.; Panacos Pharmaceuticals Inc.; Pharmacyclics Inc.; Pharmasset Inc.; Progen Pharmaceuticals Ltd.; Response Genetics Inc.; RXI Pharmaceuticals Corp.;  Threshold Pharmaceuticals Inc.; Vanda Pharmaceuticals, Inc., VIA Pharmaceuticals Inc; and VION Pharmaceuticals Inc.

Based on the compensation peer group, the compensation consultant compiled data from the Equilar database of proxy-related materials and the 2008 Radford Global Life Sciences Survey including data on cash compensation in similar size companies as well as equity information.  Within the compensation peer group, the Company generally sets compensation for executive officers at the 25th to 50th percentile of compensation paid to similarly situated executives with similar responsibilities of such company group.  No variation to this objective was made in setting 2009 salaries, but may be made in the future if dictated by market factors or the experience level of any new executive.

Base Salary in 2009

For each of the named executive officers, a minimum base salary is established by the terms of an employment contract.  As part of the corporate restructuring and the designation of Ms. Wehmeir-Davis and Dr. Bray as executive officers, the Company entered into employment agreements with Ms. Wehmeir-Davis and Dr. Bray. In accordance with the Company’s customary practices, base salaries are reviewed annually and subject to adjustment by the Committee.  This assessment was based on the duties and responsibilities that we expect each executive to discharge during the current year, the executive’s performance during the previous year, the executive’s total compensation opportunity, and the Company’s financial condition.

Base salaries for each individual were not targeted at any specific percentile within the group of companies considered. On January 27, 2009, the Committee approved increases in base salary for fiscal 2009 ranging from 2.3% to 100%. Those adjustments are set forth below.   No adjustments or increases in executive base salaries were made for fiscal 2010.

Name	2009	2008
Carolyn F. Sidor, MD, Vice President and Chief Medical Officer	$300,000	$280,000
Cynthia W. Hu, JD, Chief Operating Officer & General Counsel(1)	$300,000	$260,000
Kathy R. Wehmeir-Davis, Principal Accounting Officer(1)	$200,000	$100,000
Mark R. Bray, VP, Research(1)	$200,000	$195,500

(1)
In connection with the realignment of responsibilities of the various executive positions eliminated in the corporate restructuring, the Board of Directors (i) appointed Ms. Hu as the Company’s Chief Operating Officer on December 12, 2008, (ii) elected Ms. Wehmeir-Davis, the Company’s Controller, as an executive officer and appointed her as the Company’s Principal Accounting Officer on December 12, 2008.  On February 26, 2009, Dr. Bray was elected as an executive officer.

No Bonuses Paid for 2009

In general, cash incentives for our executive officers are provided based upon achieving Company objectives and individual performance goals, including the qualitative aspects of strategic decisions, the execution of Company initiatives, and successfully meeting significant challenges that face the Company and the biotechnology industry in general. This focus on the quality of management’s decisions takes into account the ability of an executive manager to adapt to unique situations and changing conditions while balancing short-term strategies with long-term objectives. The Compensation Committee believes that this approach will properly reward key executive officers for their leadership in a changing business environment and in making strategic adjustments to our business plans that are in the best interests of the Company, its stockholders and its employees.

Employment contracts with the named executive officers include specified minimum bonus opportunities expressed as a percentage of base salary as follows:

Name:	Bonus Target Percentage
Carolyn F. Sidor, MD, Vice President and Chief Medical Officer	25%
Cynthia W. Hu, JD, Chief Operating Officer & General Counsel	25%
Kathy R. Wehmeir-Davis, Principal Accounting Officer	25%
Mark R. Bray, PhD, Vice President, Research	25%

The payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones, that relate to our products and our program objectives, and the Compensation Committee’s subjective assessment of individual performance during the year. The Company takes a team-based approach to the achievement of Company objectives and milestones.

Given the extraordinary changes in the financial markets and the Company’s reprioritization of program objectives, restructuring of operations and conservation of cash, no bonuses were paid to any officer or employee for the year ended December 31, 2009.

Long-Term Equity Incentive Compensation

Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. The Compensation Committee does not, however, target a specific level or have a formula for stock option grants. In making these grants, the Committee considered its subjective assessment of the Company’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the Company’s compensation peer group. The Committee also considered recommendations from the Executive Chairman and the Executive Committee regarding option grants for members of senior management. In addition, the compensation consultant’s review of the Company’s total compensation program for executive officers included a review and analysis of proposed 2009 long-term equity incentive compensation against the backdrop of the corporate restructuring and to continue to align the interests of the reconstituted senior management team with those of the stockholders.

Perquisites and Post-Employment Compensation

We generally limit the perquisites that we make available to our executive officers. We reimburse Ms. Wehmeir-Davis for the costs of an apartment near our headquarters, and for travel commuting costs between her principal place of residence in Massachusetts and our headquarters.  Our executives are entitled to benefits that are otherwise available to all of our employees. The Company does not provide pension arrangements or post-retirement coverage for our executives or employees.

Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation contributed to the plan, subject to the maximum deferral contribution limit defined by the Internal Revenue Service annually.  Other than Dr. Bray, all of our executive officers participated in our 401(k) plan during fiscal 2009 and received matching contributions. Our health and insurance plans are the same for all employees.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its Chief Executive Officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company’s exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company’s executive compensation program.

SUMMARY COMPENSATION TABLE

The following summary compensation table includes information concerning compensation for each of our named executive officers during fiscal years ended December 31, 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incen- tive Plan Compensa- tion ($)(2)	Change in Pension Value and Nonqua- lified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(3)			Total ($)

Cynthia W. Hu, JD	2009	$300,000	—	—	$26,400	—	—		$1,483		$327,883
Chief Operating Officer & General Counsel	2008	$260,000	—	—	—	—	—		$3,538		$263,538
	2007	$230,000	—	—	—	$58,000	—		$3,720		$291,720

Carolyn F. Sidor, MD	2009	$300,000	—	—	$32,000	—	—		$4,500		$336,500
Vice President and Chief Medical Officer	2008	$300,000	—	—	—	—	—		$4,817		$304,817
	2007	$280,000	—	—	—	$70,000	—		$6,646		$356,646

Kathy R. Wehmeir-Davis	2009	$200,000	—	—	$22,400	—	—		$52,417	(4)	$274,817
Principal Accounting Officer	2008	$100,000	—	—	—	—	—		$47,384	(4)	$147,384

Mark R. Bray, PhD (5)	2009	$200,000	—	—	$22,400	—	—	$			$222,400
Vice President, Research

(1)	The amounts in this column represents the aggregate grant date fair value of these awards as calculated in accordance with ASC 718.
(2)
Amounts in this column reflect payments made pursuant to the Company’s cash incentive bonus plan, which is further described above.  No cash bonuses were paid to any officer or employee in fiscal 2008 or 2009.

(3)	The amounts in this column represent 401(k) matching contributions by the Company in fiscal 2009.
(4)
Ms. Wehmeir-Davis became Principal Accounting Officer of the Company on December 12, 2008.  Includes the Company’s reimbursement of commuting expenses from Ms. Wehmeir-Davis’ principal state of residence and short-term rental living expenses which were $46,767 in 2009, and 401(k) matching contributions in the amount of $5,650.

(5)	Dr. Bray became a named executive officer in 2009.

GRANTS OF PLAN-BASED AWARDS — 2009

The following table sets forth certain information with respect to individual grants of stock options for fiscal year ended December 31, 2009 to each of the named executive officers listed in the Summary Compensation Table.

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise or	Date
					Number of	Number of	Base Price	Fair Value
		Estimated Future Payouts Under			Shares of	Securities	of Option	of Stock
		Non-Equity Incentive Plan Awards			Stock or	Underlying	Awards	and Option
	Grant	Threshold	Target	Maximum	Units	Options	($/	Awards
Name and Principal Position	Date	($)	($)(1)	($)	(#)	(#)	share)	($)(2)

Cynthia W. Hu, JD	1/27/09		$75,000			165,000	$0.16	$16,500
COO & General Counsel

Carolyn F. Sidor, MD	1/27/09		$75,000			200,000	$0.16	$20,000
Vice President and Chief Medical Officer

Kathy R. Wehmeir-Davis (4)	1/27/09		$50,000			140,000	$0.16	$14,000
Principal Accounting Officer

Mark R. Bray	1/27/09		$50,000			140,000	$0.16	$14,000
Vice President, Research

(1)
Amounts in this column reflect payments made pursuant to the Company’s cash incentive bonus plan, as further described above. The payments represent the payment targets as specified in each executive officer’s employment contract.   No cash bonuses were paid to any officer or employee for fiscal 2009.

(2)
The amounts in this column represents the aggregate grant date fair value of these awards as calculated in accordance with ASC 718.  Using the Black-Scholes-Merton option-pricing method, fair value was calculated at $0.10 per share.

In connection with the management restructuring  in December 2008, the Compensation Committee granted 200,000 stock options to Dr. Sidor, 165,000 stock options to Ms. Hu and 140,000 stock options to Ms. Wehmeir-Davis and Mr. Bray on January 27, 2009, the same date on which it granted stock awards to the Company’s other employees.  In keeping with our general policy and practice, the exercise price of the stock options that were awarded was $0.16, which was based on the closing price of our common stock as reported on NASDAQ on the  grant date.  The terms of the options provide for vesting in four equal annual installments commencing on the date of grant. The options have a term of ten years.

OUTSTANDING EQUITY AWARDS — 2009

The following table includes certain information which respect to the value of all unexercised options previously awarded to the executive officers named above at the fiscal year ended December 31, 2009.

	Option Awards					Stock Awards
									Equity
			Equity					Equity	Incentive
			Incentive					Incentive	Plan
			Plan					Plan	Awards:
	Number		Awards:					Awards:	Market
	of	Number of	Number					Number	or Payout
	Securities	Securities	of Securi-					of Unearned	Value of
	Under-	Under-	ties				Market	Shares,	Unearned
	lying	lying	Under-			Number of	Value of	Units or	Shares,
	Unexer-	Unexer-	lying			Shares or	Shares or	Other	Units or
	cised	cised	Unexer-			Units of	Units of	Rights	Other
	Options	Options	cised	Option	Option	Stock	Stock	That Have	Rights
	Exercis-	Unexer-	Unearned	Exer-	Expir-	That Have	That Have	Not	That Have
	able	cisable	Options	cise	ation	Not	Not	Vested	Not
Name and Principal Position	(#)(1)	(#)(1)	(#)	Price ($)	Date(2)	Vested (#)	Vested ($)	(#)	Vested

Cynthia W. Hu, JD
COO & General Counsel	100,000	—	—	$1.76	06/01/2016	—	—	—	—
	30,000	—	—	$1.56	12/18/2016	—	—	—	—
	37,500	12,500	—	$1.25	12/24/2017	—	—	—	—
	41,250	123,750	—	$0.16	01/27/2019	—	—	—	—

Carolyn F. Sidor, MD	57,500	—	—	$8.97	10/01/2011	—	—	—	—
Vice President and	30,000	—	—	$1.09	09/25/2012	—	—	—	—
Chief Medical Officer	18,483	—	—	$1.28	04/03/2013	—	—	—	—
	25,000	—	—	$3.42	12/10/2013	—	—	—	—
	25,000	—	—	$1.44	09/01/2014	—	—	—	—
	50,000	—	—	$2.30	12/01/2014	—	—	—	—
	25,000	—	—	$3.02	12/20/2014	—	—	—	—
	40,000	—	—	$1.94	12/23/2015	—	—	—	—
	70,000	—	—	$1.56	12/18/2016	—	—	—	—
	52,500	17,500	—	$1.25	12/24/2017	—	—	—	—
	50,000	150,000	—	$0.16	01/27/2019	—	—	—	—

Kathy R. Wehmeir-Davis	5,000	—	—	$4.40	11/03/2013	—	—	—	—
Principal Accounting Officer (3)	5,000	—	—	$4.40	12/20/2014	—	—	—	—
	5,000	—	—	$1.94	12/23/2015	—	—	—	—
	5,000	—	—	$1.56	12/18/2016	—	—	—	—
	5,250	1,750	—	$1.25	12/24/2017	—	—	—	—
	35,000	105,000	—	$0.16	01/27/2019	—	—	—	—

Mark R. Bray	30,000	—	—	$2.27	01/10/2016	—	—	—	—
Vice President, Research	15,000	—	—	$1.56	12/18/2016	—	—	—	—
	26,250	8,750	—	$1.25	12/24/2017	—	—	—	—
	35,000	105,000	—	$0.16	01/27/2019	—	—	—	—

(1)	All options become exercisable in four equal annual installments beginning on the date of grant.
(2)	The term of each option is ten years.

Option Exercises and Stock Vested For 2009

During fiscal 2009, there were no exercises of stock options by the named executive officers.

Nonqualified Deferred Compensation

The Company does not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments Upon Change in Control or Termination of Employment

Change-In-Control Severance Agreements

The Company is currently a party to Change-in-Control Severance Agreements with its current officers, Cynthia W. Hu, Carolyn F. Sidor, Kathy R. Wehmeir-Davis and Mark R. Bray.

Each of the Change-in-Control Severance agreements with the officers listed above provides for certain benefits either upon an involuntary termination of employment, other than for cause, or resignation for “good reason,” upon a “Triggering Event.”   The terms of the Change-in-Control Severance Agreement are substantially the same for all of our executive officers.

A Triggering Event includes a merger of the Company with and into an unaffiliated corporation if the Company is not the surviving corporation or the sale of all or substantially all of the Company’s assets. “Good reason” generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement.

The benefits to be received by the executive officer whose employment is terminated after a Triggering Event occurs include: (i) receipt of a lump sum severance payment equal to the executive’s then current annual salary and the average of the two prior year’s bonuses; (ii) pro rata current year bonus; (iii) continuation of life, health and disability benefits for twelve months after the termination of employment and (iv) in accordance with the terms of such named executive officer’s option agreement, all outstanding options would accelerate and become immediately exercisable.  The closing stock price of our common stock on December 31, 2009 was $0.80 per share.

If a Triggering Event and termination of employment had hypothetically occurred as of December 31, 2009, we estimate that the value of the benefits under the Change-in-Control Severance Agreements would have been as follows:

Name and Principal Position	Base Salary Severance Payment (1) ($)	Bonus Severance Payment Estimate (2) ($)	Continuation of Insurance Benefit (3) ($)	Accelerated Vesting of Stock Options (4) ($)
Cynthia W. Hu, JD, Chief Operating Officer & General Counsel	$300,000	$-	$119	$105,600
Carolyn F. Sidor, MD, Vice President & Chief Medical Officer	$300,000	$-	$10,581	$128,000
Kathy R. Wehmeir-Davis, Principal Accounting Officer	$200,000	$-	$15,427	$89,600
Mark R. Bray, PhD, Vice President, Research	$200,000	$-	$3,713	$89,600

(1)	Payment is based on each executive officer’s 2009 base salary for 12 months.
(2)
The Change-in-Control Severance Agreements provide for a payment based on the average of the two prior year’s bonuses, plus an estimate of the pro rata current year bonus. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.  No bonuses were paid to any officer or employee for fiscal year 2008 or 2009.

(3)
Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2009 and is valued at premiums in effect on December 31, 2009.

(4)
Reflects the value of stock options that would become exercisable or vested as a result of these acceleration events as of December 31, 2009.  All options granted with an exercise price above $0.80 (the closing price of our common stock on December 31, 2009) would have no value.

Employment Agreements

The Company is currently a party to employment agreements with its current officers, Cynthia W. Hu, Carolyn F. Sidor, Kathy R.  Wehmeir-Davis and Mark R. Bray.   The terms of such agreements and the respective payments upon termination are set forth below.

Cynthia W. Hu, JD, Chief Operating Officer & General Counsel

On June 1, 2006, the Company entered into an employment agreement with Cynthia W. Hu. The term of the employment agreement is subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.  On December 12, 2008, Ms. Hu was designated the Company’s Chief Operating Officer.

The agreement provides for an annualized minimum base salary of $216,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Ms. Hu’s current base salary for fiscal 2010 is $300,000.  In addition, upon the commencement of her employment, the Company granted Ms. Hu stock options covering 100,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.

If the Company terminates Ms. Hu “without cause,” Ms. Hu will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year, and continued insurance coverage for up to six months.   Ms. Hu also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Ms. Hu’s employment is terminated upon disability or death, Ms. Hu or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Ms. Hu to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Ms. Hu following termination of employment.

If a termination of employment without cause or resignation for good reason had hypothetically occurred as of December 31, 2009, we estimate that the value of the benefits under Ms. Hu’s employment agreement and stock option grant agreements would have been as follows:

Name and Principal Position	Base Salary Severance Payment (1) ($)	Bonus Severance Payment Estimate (2) ($)	Continuation of Insurance Benefit (3) ($)	Vested Stock Options (4) ($)	Total
Cynthia W. Hu, JD	$150,000	$—	$60	$26,400	$176,460
Chief Operating Officer & General Counsel

(1)	Payment is based on the executive’s base salary for 2009 for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.
(2)
The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Ms. Hu would have been entitled to for that year.  Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.  No bonuses were paid to any officer or employee for fiscal 2009.

(3)
Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2009 and is valued at premiums in effect on December 31, 2009.

(4)	Reflects the value of stock options that are vested and exercisable as of December 31, 2009.

The payments due to Ms. Hu upon termination for death or disability are the same as set forth above.

On April 16, 2007, the Company entered into a change-in-control agreement with Ms. Hu. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments.  These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Carolyn F. Sidor, MD, Vice President and Chief Medical Officer

On December 1, 2004, the Company entered into an employment agreement with Dr. Carolyn F. Sidor.  The term of the employment agreement is subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend. The agreement provides for an annualized minimum base salary of $240,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Dr. Sidor’s current base salary for fiscal 2010 is $300,000.  In addition, upon the commencement of her employment, the Company granted Dr. Sidor stock options covering 50,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.

After the first year of the term of the agreement, if the Company terminates Dr. Sidor “without cause” or fails to extend the employment agreement, Dr. Sidor will be entitled to a severance benefit equal to six months of base salary payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year and continued insurance coverage for up to six months.  Dr. Sidor also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least sixty days prior written notice. Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Dr. Sidor’s employment is terminated upon disability or death, Dr. Sidor or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year. On April 16, 2007, the Company entered into an amendment with Dr. Sidor to modify the definition of “good reason” to exclude a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.

The employment agreement imposes confidentiality obligations and a 12-month non-compete on Dr. Sidor following termination of employment.

If a termination of employment without cause or resignation with good reason had hypothetically occurred as of December 31, 2009, we estimate that the value of the benefits under Dr. Sidor’s employment agreement and stock option grant agreements would have been as follows:

Name and Principal Position	Base Salary Severance Payment (1) ($)	Bonus Severance Payment Estimate (2) ($)	Continuation of Insurance Benefit (3) ($)	Vested Stock Options (4) ($)	Total
Carolyn F. Sidor, MD	$150,000	$—	$5,291	$32,000	$187,291
Vice President and Chief Medical Officer

(1)	Payment is based on 2009 base salary for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.
(2)
The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Dr. Sidor would have been entitled to for that year. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year. No bonuses were paid to any officer or employee in fiscal 2009.

(3)
Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2009 and is valued at premiums in effect on December 31, 2009.

(4)	Reflects the value of stock options that are vested and exercisable as of December 31, 2009.

The payments due to Dr. Sidor upon termination for death or disability are the same as set forth above.

On April 16, 2007, the Company entered into a change-in-control agreement with Dr. Sidor. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Kathy R. Wehmeir-Davis, Principal Accounting Officer

The Company entered into an employment agreement with Kathy R. Wehmeir-Davis effective as of January 1, 2009 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.   Ms. Wehmeir-Davis was named the Company’s Principal Accounting Officer in connection with the management restructuring described above.

The agreement provides for an annualized minimum base salary of $200,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives.

If the Company terminates Ms. Wehmeir-Davis “without cause,” Ms. Wehmeir-Davis will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation she would have been entitled to for that year, and continued insurance coverage for up to six months.  Ms. Wehmeir-Davis also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. “Good reason” does not include a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.  Resignation for “good reason” or non-extension of the term of her agreement will be deemed a termination without cause. In addition, if Ms. Wehmeir-Davis’s employment is terminated upon disability or death, Ms. Wehmeir-Davis or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year.

The employment agreement imposes confidentiality obligations and a 6-month non-compete (12 months in the event of a resignation for other than good reason) on Ms. Wehmeir-Davis following termination of employment.

If a termination of employment without cause or resignation with good reason had hypothetically occurred as of December 31, 2009, we estimate that the value of the benefits under Ms. Wehmeir-Davis’ employment agreement and stock option grant agreements would have been as follows:

Name and Principal Position	Base Salary Severance Payment (1) ($)	Bonus Severance Payment Estimate (2) ($)	Continuation of Insurance Benefit (3) ($)	Vested Stock Options (4) ($)	Total
Kathy R. Wehmeir-Davis	$100,000	$—	$7,714	$22,400	$130,114
Principal Accounting Officer

(1)
Payment is based on the executive’s base salary for 2008 for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.  As described above, Ms. Wehmeir-Davis’ annual base salary for 2009 under her current employment agreement is $200,000.

(2)
The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Ms. Wehmeir-Davis would have been entitled to for that year. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.  No bonuses were paid to any officer or employee for fiscal 2008.

(3)
Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2008 and is valued at premiums in effect on December 31, 2008.

(4)	Reflects the value of stock options that are vested and exercisable as of December 31, 2009.

The payments due to Ms. Wehmeir-Davis upon termination for death or disability are the same as set forth above.

The Company also entered into a change-in-control agreement effective as of January 1, 2009 with Ms. Wehmeir-Davis. See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

Mark R. Bray, PhD, Vice President, Research

The Company entered into an employment agreement with Mark R. Bray effective as of January 1, 2009 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.  Dr. Bray serves as the Company’s Vice President, Research.

The agreement provides for an annualized minimum base salary of $200,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives.

If the Company terminates Dr. Bray “without cause,” Dr. Bray will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year.  Dr. Bray also may resign at any time for “good reason,” (which generally means any material diminution or change in salary, responsibilities or title; relocation to an office more than 50 miles from Company headquarters; failure to continue health benefits; a failure to pay deferred compensation due under any plan; or the failure to honor any material aspect of the employment agreement), by providing at least thirty days prior written notice. “Good reason” does not include a reduction of the executive’s base salary if such reduction was made applicable to all executive officers.  Resignation for “good reason” or non-extension of the term of his agreement will be deemed a termination without cause. In addition, if Dr. Bray’s employment is terminated upon disability or death, Dr. Bray or his estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.

The employment agreement imposes confidentiality obligations and non-compete on Dr. Bray following termination of employment.

If a termination of employment without cause or resignation with good reason had hypothetically occurred as of December 31, 2009, we estimate that the value of the benefits under Dr. Bray’s employment agreement and stock option grant agreements would have been as follows:

Name and Principal Position	Base Salary Severance Payment (1) ($)	Bonus Severance Payment Estimate (2) ($)	Continuation of Insurance Benefit (3) ($)	Vested Stock Options (4) ($)	Total
Mark R. Bray, PhD	$100,000	$—	$1,857	$22,400	$124,257
Vice President, Research

(1)
Payment is based on the executive’s base salary for 2009 for 6 months. Severance is payable over the severance period at the Company’s normal pay periods.  As described above, Dr. Bray’s annual base salary for 2009 under his current employment agreement is $200,000.

(2)
The employment agreement provides for a payment based on a pro-rata portion of any incentive compensation Dr. Bray would have been entitled to for that year. Payment of cash bonuses is within the sole discretion of the Compensation Committee and is based, in part, on achieving specific Company goals and milestones that relate to our products and program objectives and the Compensation Committee’s subjective assessment of individual performance during the year.  No bonuses were paid to any officer or employee for fiscal 2009.

(3)
Consists of health, dental and vision insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of December 31, 2009 and is valued at premiums in effect on December 31, 2009.

(4)	Reflects the value of stock options that are vested and exercisable as of December 31, 2009.

The payments due to Dr. Bray upon termination for death or disability are the same as set forth above.

The Company also entered into a change-in-control agreement effective as of January 1, 2009 with Dr.  Bray.  See “Change-in-Control Severance Agreements” for information on change-in-control termination payments. These change-in-control severance payments will be made in lieu of the severance payments under the executive’s employment agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.  As required under SEC rules, transactions, if any, that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Board reviews and approves or ratifies any related person transaction that is required to be disclosed.  Pursuant to the Board’s unwritten policy, in the course of its review and approval or ratification of a disclosable related party transaction, the Board considers the nature of the related person’s interest in the transaction, the material terms of the transaction, and any other matters the committee deems appropriate.

Any member of the Board who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Other than compensation agreements and other arrangements which are described in “Compensation Discussion & Analysis,” in 2009, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

PROPOSAL 4

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors recommends a vote FOR the ratification of the appointment of Reznick Group, P.C., Certified Public Accountants (“Reznick”), as the Company’s independent auditors for the fiscal year ending December 31, 2010 (“fiscal 2010”). Reznick was appointed the Company’s auditors on April 2, 2010 and has been been engaged for the year ending December 31, 2010.  Reznick has no direct or indirect financial interest in the Company.

Representatives of Reznick and Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm for the 2009 fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Audit Committee believes that it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of Reznick Group, P.C., the Audit Committee will reconsider whether or not to retain the firm. If the selection of independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Public Accounting Firm

On April 2, 2010, the Audit Committee approved the dismissal of Ernst & Young as the Company’s independent registered public accounting firm.

Except for an explanatory paragraph in the report of Ernst & Young regarding the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2009 which noted that there was substantial doubt as to the Company’s ability to continue as a going concern, the reports of Ernst & Young on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.    The Audit Committee’s decision to dismiss Ernst & Young is intended to help reduce the Company’s expenses.

During the Company’s fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through April 2, 2010 (the “Relevant Periods”) (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished a copy of the above statements to Ernst & Young and, in response to the Company’s request, Ernst & Young furnished the Company with a letter addressed to the SEC stating whether or not it agreed with the above statements.  A copy of such letter to the SEC, dated April 6, 2010, was attached as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on April 7, 2010.

During the Relevant Periods, neither the Company, nor anyone on behalf of the Company, consulted with Reznick on any matter regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Reznick concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

Vote Required For Approval

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the ratification of the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the current year. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the effect of a vote against this proposal.   Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF REZNICK GROUP, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

MATTERS CONCERNING OUR FORMER INDEPENDENT AUDITORS

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees for other services rendered by Ernst & Young during those periods.

	2009	2008
Audit fees	$422,000	$397,000
Audit-related fees	-	-
Tax fees	2,420	35,000
Total	$424,420	$432,000

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

The Company incurred from Ernst & Young audit fees of $397,000 in fiscal 2009 and $366,000 in fiscal 2008, covering professional services rendered for (1) the audit of the Company’s annual financial statements and the auditor’s review of the internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and 2008 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2009 and 2008.

The Company incurred from Ernst & Young audit fees of $10,000 in fiscal 2009 and $31,000 in fiscal 2008 for fees related to SEC filings, including comfort letters and issuances of consents.

The Company incurred from Ernst & Young audit fees of $15,000 in fiscal 2009 for fees related to accounting consultations on matters addressed during the audit or interim reviews.  The Company did not incur fees in fiscal 2008 related to accounting consultations.

Audit-Related Fees

The Company did not incur audit-related fees in fiscal 2009 and 2008.

Tax Fees

The Company incurred from Ernst & Young fees of $2,420 in fiscal 2009 related to tax consultation matters and $35,000 in fiscal 2008 for tax compliance services, including preparation of tax returns.

All Other Fees

The Company did not incur any other fees from Ernst & Young in fiscal 2008.

The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors in accordance with the Audit Committee’s pre-approval policy for audit and non-audit services.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors of the Company has appointed an Audit Committee composed of three directors, Messrs. Bush (chairman), Knight and Randall, each of whom is independent under NASDAQ listing standards, as applicable and as may be modified or supplemented.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is available on our website at www.entremed.com. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2009.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

The Audit Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

By the Audit Committee:

Dwight L. Bush, Chairman
Mark C. M. Randall
Peter S. Knight

GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

EntreMed’s Annual Report on Form 10-K for the year ended December 31, 2009 (without exhibits), is being forwarded to each shareholder with this proxy statement.  This Proxy Statement and our Annual Report are also available for reviewing, printing and downloading at www.entremed.com.   The exhibits to the 10-K, which are listed on the Exhibit Index in Part IV of the Annual Report on Form 10-K, are available upon written request to the company and upon payment of the nominal fees associated with copying and mailing such exhibits. All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

   The Annual Meeting of stockholders for the fiscal year ending December 31, 2010 is expected to be held in June 2011 (the “Next Annual Meeting”). Pursuant to the proxy rules, all proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than December 29, 2010, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the 2011 annual meeting of stockholders must notify the Company in writing of the information required by our amended and restated bylaws dealing with stockholder proposals. The notice must be delivered to the Company’s Secretary not later than the close of business on March 1, 2011 nor earlier than January 30, 2011. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

* * *

By Order of the Board of Directors,

Michael M. Tarnow
Executive Chairman

April [ _ ], 2010

Appendix  A

Form of Certificate of Amendment

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ENTREMED, INC.

        EntreMed, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) to combine each [TWO (2) UP THROUGH TWENTY (20)] outstanding shares of the Corporation's Common Stock, par value $0.01 per share, into one (1) share of Common Stock, par value $0.01 per share; and (ii) declaring this Certificate of Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

        SECOND: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

        THIRD: That the capital of the Corporation shall not be reduced under or by reason of this Certificate of Amendment.

        FOURTH: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety such that, as amended, said paragraph shall read in its entirety as follows:

        “The total number of shares of capital stock which the Corporation is authorized to issue is One Hundred Seventy Five Million (175,000,000) divided into two classes as follows:

(A)  Common Stock. One Hundred Seventy Million (170,000,000) shares of common stock, $.01 par value per share (“Common Stock”), the holder of which shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation, and

(B) Preferred Stock. Five Million (5,000,000) shares of preferred stock, $1.00 par value per share (“Preferred Stock”).

Effective [date], 2010, each [TWO (2) UP THROUGH TWENTY (20)] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split.  All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board of Directors.  Upon surrender by a holder of a certificate or certificates for Common Stock (including, for this purpose, a holder of shares of Common Stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

FIFTH:    This Certificate of Amendment shall become effective at [TIME] on [DATE], 2010.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Cynthia W. Hu, its Chief Operating Officer, General Counsel and Secretary, this     day of                         , 2010.

ENTREMED, INC.

By:
Name:	Cynthia W. Hu
Title:	Chief Operating Officer, General Counsel & Secretary

APPENDIX B

ENTREMED, INC.

2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.	PURPOSE AND TYPES OF AWARDS

The purpose of the 2001 Long-Term Incentive Plan (“Plan”) is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” shall have the meaning set forth in Section 3(a).

(b) “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest.

(c) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(d) “Board” shall mean the Board of Directors of the Corporation.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(f) “Common Stock” shall mean shares of common stock of the Corporation, $.01 par value.

(g) “Corporation” shall mean EntreMed, Inc. and any successor thereto.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the NASDAQ National Market, any business day. In all events, Fair Market Value shall be determined pursuant to a method that complies with Section 409A of the Code.

(j) ‘‘Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(k) “Participants” shall have the meaning set forth in Section 5.

(l) “Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

(m) “Performance Goals” shall mean performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

(n) “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

(o) “Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3.	ADMINISTRATION

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

(c) The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, or specify a lower or higher exercise price, or a longer or shorter term, for any substituted Awards than the surrendered Awards, or impose any other provisions that are authorized by this Plan (provided however, that, except as provided in Section 7(g)(i) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant’s employment or other relationship with the Corporation or an Affiliate; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

(d) In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(e) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(f) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(g) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN

(a) Maximum Issuable Shares. Subject to adjustments as provided in Section 7(f), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 10,750,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

(b) Maximum Awards. Subject to adjustments as provided in Section 7(f) and Section 7(g)(ii), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year of the Corporation to any one individual under this Plan shall be limited to 250,000; provided, however that Awards to an individual not previously an employee, as an inducement material to the individual’s entering into employment with the Corporation, shall be limited to 500,000.

5.	PARTICIPATION

(a) Participation in the Plan shall be open to all persons who are at the time of the grant of an Award employees (including persons who may become employees), officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.	AWARDS

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant or at least 110% of Fair Market Value in the case of a Ten-Percent Stockholder, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant and such designation is reflected in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock unit solely as a result of the grant of a Phantom Stock unit to the Participant.

(e) Performance Awards. The Administrator may, in its discretion, grant performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

7.	MISCELLANEOUS

(a) Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

(b) Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(c) Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(d) Loans. The Corporation or its Affiliate may make or guarantee loans to Participants to assist Participants in exercising Awards and satisfying any withholding tax obligations.

(e) Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(f) Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, (iii) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, (iv) the maximum number of shares of Common Stock with respect to which a Participant may be granted Awards during the period specified in Section 4(b) hereof.

(g) Modification, Substitution of Awards.

(i) Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.

(ii) Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the limit imposed by Section 4(b) hereof, except to the extent it is determined by the Administrator that counting such Awards is required in order for Awards hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(h) Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.

(i) Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time.

(j) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

(k) Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(m) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

(n) Effective Date, Termination Date. The Plan is effective as of May 14, 2001, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(m) Section 409 A. Effective January 1, 2005 and notwithstanding any other provision of this Plan to the contrary, to the extent any Award (or modification of an Award) under this Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.

Approved by the Stockholders: June 15, 2001
Date Amendment No. 1 Approved by Stockholders: June 6, 2002
Date Amendment No. 2 Approved by Stockholders: June 18, 2003
Date Amendment No. 3 Approved by Stockholders: June 16, 2004
Date Amendment No. 4 Approved by Stockholders: July 28, 2005
Date Amendment No. 5 Approved by Stockholders: June 15, 2006
Date Amendment No. 6 Approved by Stockholders: June 14, 2007
Date Amendment No. 7 Approved by Stockholders: June 5, 2008
Date Amendment No. 8 Approved by Stockholders: June 11, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

ENTREMED, INC.

June 3, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach and mail in the envelope provided. ↓

THIS PROXY IS SOLICITED ON THE BEHALF OF THE BOARD OF DIRECTORS OF ENTREMED, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ONE DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	Election of One Director: Term Expiring 2013

☐ FOR NOMINEE	NOMINEE: ¡ Donald S. Brooks

☐ WITHHOLD AUTHORITY FOR NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.
Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation and to provide the Board of Directors with authority, at its discretion, at any time prior to the 2011Annual Meeting of Stockholders, to (i) effect a reverse split of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be set within such range bv the Company’s Board of Directors without further approval by our stockholders (“the Reverse Split”) or (ii) not complete the Reverse Split.
		☐	☐	☐

3.	Approval of an Amendment to the Company’s 2001 Long-Term Incentive Plan described in the accompanying proxy statement.	☐	☐	☐

4.	Ratification of the appointment of Reznick Group, P.C. as independent auditors for the Company.	☐	☐	☐

5.	In their discretion upon such other business as may properly come before the meeting including any call for adjournment or postponement thereof.

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominee, for the authorization to effect a reverse split, for the approval of an amendment to the 2001 Long-Term Incentive Plan, and for the ratification of the appointment of Reznick Group, P.C. as the independent auditors of the Company.  Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Corporate Secretary of EntreMed, Inc. or shall vote in person at the meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENTREMED, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael M. Tarnow and Cynthia W. Hu, Esq. and each of them as proxy (each of whom shall have full power of substitution) to represent the undersigned at the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, Salon FG, 9751 Washingtonian Boulevard, Gaithersburg, MD 20878 on June 3, 2010 at 10:00 a.m. and at any adjournment or postponement thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated on the reverse.

(Continued and to be signed on the reverse side)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2010.

The proxy statement and annual report to stockholders are available at
www.entremed.com.